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                                                                    EXHIBIT 99.1
[LYNX LOGO]




CONTACTS:
LYNX THERAPEUTICS, INC.                           INVESTOR CONTACTS:
Mary L. Schramke, Ph.D.                           Lippert/Heilshorn & Associates
Acting Chief Executive Officer                    Jody Cain (jcain@lhai.com)
510/670-9300                                      Bruce Voss (bvoss@lhai.com)
                                                  310/691-7100


                    LYNX OBTAINS $3.0 MILLION BRIDGE FACILITY

HAYWARD, CALIF. (DECEMBER 30, 2004) - Lynx Therapeutics, Inc. (Nasdaq: LYNX) today announced that it has obtained a $3.0 million bridge facility through Silicon Valley Bank, the primary subsidiary of Silicon Valley Bancshares (Nasdaq: SIVB). The bridge facility is for general working capital needs and is secured by Lynx's tangible and intangible assets.

"This funding will enable us to accelerate integration of the DNA technology acquired earlier this year as we work diligently with Solexa towards our anticipated business combination," said Mary L. Schramke, Ph.D., Lynx's acting chief executive officer. "Additionally, this bridge financing will support our operations until an equity financing is completed in 2005, as discussed in the prospectus on Form S-4 we filed with the Securities and Exchange Commission
(SEC) earlier this month."

On September 28, 2004, Lynx and United Kingdom-based Solexa Limited announced the signing of a definitive agreement providing for the combination of the two companies. On December 15, 2004 Lynx filed an amended Registration Statement on Form S-4 regarding the proposed transaction with Solexa and other matters with the Securities and Exchange Commission (SEC), which is available at the SEC's Web site at www.sec.gov. The transaction, which is subject to approval by the Lynx stockholders and acceptance by the Solexa shareholders, is expected to close in the first quarter of 2005.

ABOUT SILICON VALLEY BANK

Silicon Valley Bank provides diversified financial services to emerging growth and mature companies in the technology, life sciences and private equity markets, as well as the premium wine industry. Through its focus on specialized markets and extensive knowledge of the people and business issues driving them, Silicon Valley Bank provides a level of service and partnership that measurably impacts its clients' success. Founded in 1983 and headquartered in Santa Clara, Calif., the company serves more than 9,500 clients around the world through 26 domestic offices and two international subsidiaries in the U.K. and India. More information on the company can be found at www.svb.com.

ABOUT LYNX

Lynx believes that it is a leader in the development and application of novel genomic analysis solutions. By "novel," Lynx means next generation technology that will take the engagement of thought leaders before broader commercial acceptance can occur. Lynx's Massively Parallel Sequencing System (MPSS(TM)) consists of proprietary instrumentation and software that are used to analyze millions of DNA molecules in parallel, enabling genome structure characterization at an unprecedented level of resolution. As applied to gene expression analysis, MPSS(TM) provides comprehensive and quantitative digital information important to modern systems biology research in the pharmaceutical, biotechnology and agricultural industries. For more information, visit Lynx's Web site at www.lynxgen.com.


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WHERE TO FIND ADDITIONAL INFORMATION ABOUT THE TRANSACTION

Lynx filed an amended Registration Statement on Form S-4 (File No. 333-120101) with the SEC on December 15, 2004 in connection with the proposed transaction with Solexa, and Lynx expects to mail a Proxy Statement / Prospectus to stockholders of Lynx and shareholders of Solexa containing information about the transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT / PROSPECTUS, AS THEY MAY BE AMENDED FROM TIME TO TIME, CAREFULLY. THE REGISTRATION STATEMENT AND THE PROXY STATEMENT / PROSPECTUS CONTAIN IMPORTANT INFORMATION ABOUT LYNX, SOLEXA, THE TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of these documents through the Web site maintained by the SEC at http://www.sec.gov. Free copies of the Proxy Statement / Prospectus and these other documents may also be obtained from Lynx by directing a request through the Investor Resources section of Lynx's site at www.lynxgen.com or by mail to Lynx Therapeutics, Inc., 25861 Industrial Blvd., Hayward, CA 94545, attention: Investor Relations, telephone:
510-670-9300.

In addition to the Registration Statement and the Proxy Statement / Prospectus, Lynx files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Lynx at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Lynx's filings with the SEC are also available to the public from commercial document retrieval services and at the Web site maintained by the SEC at www.sec.gov.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

Lynx will be soliciting proxies from Lynx's stockholders in favor of the issuance of shares of Lynx's common stock in the transaction. The directors and executive officers of Lynx and the directors and officers of Solexa may be deemed to be participants in Lynx's solicitation of proxies. Certain executive officers and directors of Lynx and certain officers and directors of Solexa have interests in the transaction that may differ from the interests of the Lynx stockholders and the Solexa shareholders generally. These interests are described in the Proxy Statement / Prospectus, as it may be amended from time to time.

This press release contains "forward-looking" statements, including statements related to the proposed business combination between Lynx and Solexa. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "predicts," "expects," "envisions," "hopes," "estimates," "intends," "will," "continue," "may," "potential," "should," "confident," "could" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Lynx to differ materially from those indicated by these forward-looking statements, including, among others, risks detailed from time to time in Lynx's SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2003, as amended, its Quarterly Report on Form 10-Q for the period ended September 30, 2004 and its amended Registration Statement on Form S-4 on December 15, 2004. Lynx does not undertake any obligation to update forward-looking statements.

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